Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated as of 16TH day of December, 2014

B E T W E E N:

GREENESTONE HEALTHCARE CORPORATION

A Corporation registered in the state of Colorado

(Hereinafter referred to as “Vendor”)

- and -

JAINTHEELAL PAREKH MEDICINE PROFESSIONALCORPORATION

A Corporation registered in the Province of Ontario

(Hereinafter called the “Purchaser”)

WHEREAS the Vendor is the owner of all of the shares (the “Shares”) of 1816191 Ontario Ltd. (the “Company”) and wishes to sell 100% of the Shares to the Purchaser;

AND WHEREAS the Company owns and operates endoscopy clinics in three locations in the province of Ontario (the “Clinics”) and located at the addresses listed in the attached Schedule A;

AND WHEREAS the Company is indebted to the Vendor for the amount of $895,495.60 and which loan is secured against the Clinics (the “Collateral Loan”);

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. In this Agreement the following terms shall have the following meanings:

"	Closing Date" or "Closing" means October 15th, 2014 or such later date as the parties may agree to in writing or as may be provided for herein;

"	Short Term Liabilities" means those liabilities of the Company that are described as Bank Overdrafts, Accounts Payable, Accrued Liabilities, Taxes Payable, Accrued Payroll Charges, Doctors Fees Payable, and Current portions of any Long Term Liabilities;

"Long Term Liabilities" means all liabilities on the balance sheet of the Company other than the Current Liabilities.

"	Effective Date" means October 15th, 2014;

“	Signing Date” means the 16th day of December, 2014 or such later date on which this Agreement has been signed;

"	Dollars" means Canadian dollars;

"	Interest Rate" means the "prime rate" offered by the Toronto Dominion Bank from time to time, plus 2% per annum;

ARTICLE TWO

PURCHASE AND SALE OF REAL PROPERTY

Section 2.01 The Purchaser hereby purchases and Vendor hereby sell the Shares for the consideration and subject to the terms and conditions hereinafter set forth, effective on the Closing Date.

Section 2.02 The following shall be the terms of payment for the Shares:

a)	the Purchase Price (the “Purchase Price”) payable for the Shares shall be an amount equal to $10.00 and is dependent on the following conditions being met:

i)	Purchaser agrees that he will purchase the company as of the Effective Date and assume the assets and liabilities as outlined in the financial statements as of the Effective Date and attached hereto in Schedule B and subject to the adjustment in ii) below;

ii)	Vendor agrees that the total amount of the Long Term liabilities, including the Related Party Loan due to Purchaser of $386,542.27 will be capped at an amount equal to $1,250,000.00 plus the amount of working capital surplus determined on the Effective date which amount has been determined to be $32,001.87 and any amount in excess of that amount will be written down by the Vendor such that this will result in a gain to the Company and a Loss for the Vendor;

iii)	Vendor agrees to allow the Purchaser to partially repay the Collateral Loan in an amount equal to $277,500 by submitting to the Company for cancellation 2,408,268 shares owned by the Purchaser.

iv)	The Purchaser agrees to pay 5% interest on the amount owing on the Collateral Loan and to repay the principle and accrued interest on the Related Party Note no later than June 30, 2014 and to execute a Note as attached hereto in Schedule C on closing to Replace the Related Party Note and give his personal guarantee on the Note.

v)	The Collateral Loan shall be secured by the assets of the Company and the shares of the Company and Purchaser shall not make any sales of the shares of the Company or any of the assets of the Company without first paying off in full any amount owing on the Collateral Loan;

b)	This entire agreement shall be conditional upon the payments described in a) above being made by the Purchaser by June 30, 2015

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

Section 3.01 Vendor represents and warrants to the Purchaser as follows.

a)	the Vendor is the registered and beneficial owner of the Shares as set forth in the recitals, and as of Closing;

c)	The Vendor knows of no claim, action, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement;

d)	The Board of Directors of the Company have authorized the sale of the Shares;

e)	the Company is duly incorporated and organized under the laws of Ontario and is duly authorized and licensed to own its properties and to carry on its business in Ontario as currently performed;

f)	The Vendor represents and warrants, which warranty is LIMITED to the best of their knowledge and belief, after reasonable enquiry, that the Property of the Company, does not have any toxic, hazardous, dangerous or potentially dangerous substances or conditions in the soil. Non of the representations set out in this Agreement will merge on closing and shall survive and in the event that The Vendor breaches this warranty, and in addition to any other remedies at law, including the right of set-off, the Purchaser may have, The Vendor agrees to indemnify the Purchaser against any such liabilities relating to the property including but not limited to any liability for cleanup or any hazardous substances on or under the property and any all other costs and expenses associated therewith.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01 The Purchaser represents and warrants to The Vendor that:

a)	the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario with full corporate power and authority to enter into and perform this agreement and this agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms;

b)	the Purchaser knows of no action, claim, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement.

c)	The Purchaser agrees that all employees will remain employed by the Company and that the Vendor is in no way liable for any severance costs of any of the employees as a result of their employment prior to October 15, 2014 or any time after that.

d)	The Purchaser agrees to enter into a sublease agreement for the use of 5 offices and 5 parking spaces by the Vendor for a period of no less than 6 months from the date of closing which is incorporated into the Note as attached in Schedule C.

ARTICLE FIVE

COVENANTS OF THE VENDOR

Section 5.01 The Vendor covenants as follows:

a)	All necessary steps and proceedings shall be taken to validly carry out the transaction herein contemplated including, without limitation, providing an affidavit confirming the truth of the Vendor representations and warranties hereunder on Closing and also providing evidence of the approval of the board of directors for the Company of the transactions contemplated herein, as necessary;

b)	The Vendor shall provide the opinions of its corporate counsel, that the Real Property transferred to the Purchaser shall be free from all encumbrances and title shall be clear;

c)	All of the covenants and warranties of the Vendor shall not merge on closing.

ARTICLE SIX

COVENANTS OF THE PURCHASER

Section 6.01 The Purchaser covenants as follows:

a)	the Purchaser shall cause all necessary steps and corporate proceedings to be taken to effectively and validly carry out the transaction herein contemplated and also providing evidenceof the approval of the board of directors for the Purchaser of the transactions contemplated herein, as necessary;

ARTICLE SEVEN

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND THE VENDOR

Section 7.01 The Purchaser’s obligations under this agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

a)	all the representations and warranties herein of The Vendor shall be true on and as of the Closing Date with the same effect as though they had been made on and as of the Closing Date and The Vendor shall have provided the corporate opinions described in Article Five hereof;

b)	The Vendor shall have complied with all of the covenants to be complied with by The Vendor as set forth herein;

Section 7.02 The Purchaser obligations under this agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

a)	all the representations and warranties herein of the Purchaser shall be true on and as of the Closing Date with the same effect as though they had been made on and as of the Closing Date and the Purchaser shall have provided the corporate opinion described in Article Six hereof; and

b)	the Purchaser shall have complied with all covenants to be complied with by the Purchaser as set forth herein.

ARTICLE EIGHT

CLOSING AND ADJUSTMENTS

Section 8.01 The purchase and sale of the Real Property shall be completed in the offices of the Vendor on December 16, 2014 or at such other place, date or time as may be mutually agreed to in writing by the parties hereto (the “Closing Date” or the “Date of Closing”).

Section 8.02 On Closing The Purchaser will deliver to the Purchaser a full list of assets and inventory belonging to the Company and a full list of Employees currently employed by the Company.

Section 8.03 The Vendor will execute a new share certificate in the name of the Purchaser which shall represent 100% of the ownership of the Company and the share certificate shall be held in trust by the Vendor's lawyer until such time as the Collateral Loan is paid in full.

ARTICLE NINE

POST CLOSING

Section 9.01

a)	Each of The Vendor' and the Purchaser’s representations and warranties herein are intended to survive the closing of this transaction and not merge.

b)	The Vendor hereby jointly and severally agree to indemnify and hold harmless the Purchaser from any claim, liability, obligation, cost or other expenditure (collectively a "Claim") which may result to the Purchaser as a result of any Vendor breaching any representation, warranty or covenant in this Agreement and further agrees to reimburse the Purchaser for any Claim forthwith upon demand. In addition to any other remedy at law to enforce the indemnification heretofore set out, shall be the right of set-off.

c)	The Purchaser hereby agrees to indemnify and hold harmless The Vendor from any claim, liability, obligation, cost or other expenditure (collectively a "Claim") which may result to The Vendor as a result of the Purchaser breaching any representation, warranty or covenant in this Agreement and further agrees to reimburse The Vendor for any Claim forthwith upon demand.

ARTICLE TEN

MISCELLANEOUS

Section 10.01

a)	Notice. The parties agree that any notice to be given under this agreement may be sent by prepaid mail, or personal delivery to the following addresses. Such notice shall be deemed delivered on the day of personal delivery, and five days after mailing.

To The Vendor:

Attention: Shawn Leon, President

GreeneStone Healthcare Corporation

5734 Yonge Street, Suite 300

Toronto, Ontario

M2M 4E7

To the Purchaser:

Attention: Dr. Jaintheelal Parekh, President

Jaintheelal Parekh Medicine Professional Corporation

3 Braid Place

Guelph, Ontario

N1G 1W9

b)	Survival All representations and warranties and indemnities made by the parties herein or pursuant hereto shall speak as of the Closing Date and shall survive the Closing Date.

c)	Governing Law This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada in force therein and the parties agree to submit any dispute arising out of this agreement to the courts of such Province.

d)	Further Assurances The parties hereto agree to sign or execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intention of this agreement.

e)	Successors and Assigns This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this agreement shall not be assigned by either party without the express written consent of the other party. The obligations of The Vendor hereunder shall be joint and several.

f)	Time shall be of the essence of this agreement.

g)	Entire Agreement. This Agreement is intended to represent the entire agreement between the parties. Without limiting the generality of the foregoing, the parties agree that this Agreement supersedes and replaces any other previous agreement or expression of intent between the parties, and in the event of any conflict between any other document and this Agreement, this Agreement shall govern.

h)	This Agreement may be signed in Counterpart and by Faxed copy, and shall be binding on any party so signing. The parties agree to exchange original executed copies as soon as possible thereafter.

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the time and date first above written.

SIGNED SEALED AND DELIVERED;

JAINTHEELAL PAREKH MEDICINE

 PROFESSIONAL COPRPORATION

/s/Jaintheelal Parekh

GREENESTONE HEALTHCARE CORPORATION

/s/Shawn Leon

Shawn Leon, President

 Schedule “A”

CLINICS

5734 Yonge Street, Suite 300, Toronto

804 Broadview Avenue, Suite 200, Toronto, Ontario

670 Bay Street, Toronto, Ontario

 Schedule “B”

1816191 ONTARIO LIMITED

Balance Sheet

As of October 15, 2014

October 15, 2014

ASSETS
Current Assets
Chequing/Savings
BMO - 2949-1997-915	(11,425.94)
Petty Cash	301.00
TD Canada - 5234571	183.55
Total Chequing/Savings	(10,941.39)

Other Current Assets
medical supplies inventory	23,708.51
medications inventory	2,352.48
OHIP Receivable	175,456.12
Prepaid Computer Support	8,642.23
Prepaid Insurance	2,930.36
Prepaid Rent - Finch	27,075.49
Receivable from Dr. Hew	3,260.00
Receivable from Main Clinic	6,008.65
Work in Progress	86,858.11
Total Other Current Assets	336,291.95
Total Current Assets	325,350.56
Fixed Assets
Accumulated Depreciation	(2,687.42)
Furniture & Equipment Accum Dep	(47,958.40)
Furniture and Equipment	64,917.71
Leasehold lmprov Accum Dep	(60,821.93)
Leasehold Improvements	81,604.27
Medical Equipment	461,845.54
Medical Equipment Accum Depn	-250, 103.69
Total Fixed Assets	246,796.08
TOTAL ASSETS	572,146.64

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	72,256.26
Total Accounts Payable	72,256.26

Other Current Liabilities
Accured Liabilities	25,194.65

1816191 ONTARIO LIMITED

Balance Sheet

As of October 15, 2014

Advances JP
Advances JP - Accrued Interest	52,232.73
Advances JP - Grstone RBC account	269,048.86
Advances JP his RBC account	13,284.31
Advances JP Personal Visa	2,113.20
Advances JP Credit Card	95,445.17
Royal bank repayment	(217,500.00)
Advances J P - Other	171,918.00
Total Advances J P	386,542.27

Note Payable to Greenestone Healthcare Due to Dr. Ohip	895,459.60
Due to Dr. Ohip-Abraham	3,747.52
Due to Dr. Ohip-Aminazadeh	22,862.10
Due to Dr. Ohip-Bhargava	8, 173.59
Due to Dr. Ohip-Chaklader	20,318.78
Due to Dr. Ohip-Hazrati	11,615.45
Due to Dr. Ohip-Kitchell	769.30
Due to Dr. Chip-Parekh	24,449.97
Due to Dr. Ohip-Rahimi	5,042.32
Due to Dr. Ohip-Sarin	686.95
Total Due to Dr. Ohip	97,665.98

Payroll Liabilities	9,576.61
Payroll Liabilities - V/P (new)	1,797.08
Total Other Current Liabilities	1,416,236.19

Total Current Liabilities	1,488,492.45
Total Liabilities	1,488,492.45
Equity
Capital Stock	1.00
Retained Earnings	(636,718.40)
Net Income	(279,628.41)
Total Equity	(916,345.81)

TOTAL LIABILITIES & EQUITY	572,146.64

Schedule “C”

COLLATERAL LOAN

COLLATERAL NOTE

Date: December 16, 2014

FOR VALUE RECEIVED, 1816191 ONTARIO LTD., an Ontario registered corporation (the “Company”) and a wholly owned subsidiary of JAINTHEELAL MEDICINE PROFESSIONAL CORPORATION, an Ontario corporation (the the "Purchaser"), hereby promises to pay to the order of GREENESTONE HEALTHCARE CORPORATION, or any subsequent holder of this Note (the "Payee"), at 5734 Yonge Street, Suite 300, Toronto, Ontario M2M 4E7 or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of CDN$895,495.60.00. Such principal may be reduced by an amount equal to $277,500.00 by submitting for cancellation 2,408,268 shares of the common stock of the Payee for cancellation.

1. PAYMENTS.

(a) The unpaid principal amount of this Note may be repaid in whole or in part at any time prior to the end of the term of the Note.

(b) Interest on the unpaid principal balance of this Note at the rate of FIVE percent (5%) per annum shall accrue from the date hereof and will be payable to the Payee on or before the maturity of the Note.

2. RANKING OF NOTE AND SECURITY.

This Note shall constitute Senior Securities of the Company and senior to any other indebtedness for money borrowed by the Company which, by its terms shall be made expressly subject and subordinated to this Note. This Note shall be secured against all of the assets form the Company and the Purchaser shall pledge the shares of the Company back to the holder of the Note as further security for repayment of the Note.

3. PREPAYMENT OF NOTE.

The note shall come due June 30, 2015 and shall bear a five (5%) interest rate. The Company shall the right to prepay this Note at any time prior to the maturity of the Note.

4. EVENTS OF DEFAULT.

The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

(a) If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the holder of this Note in accordance with the notice provisions herein; or

(b) If any representation or warranty made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(c) If the Company or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 5(f), the term Significant Subsidiary shall mean and include any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

(d) If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

(e) If the Company or the Purchaser sell, transfer, assign or in any way transfer ownership of the assets of the Company or the shares of the Company prior to the repayment of this Note or conditional upon the repayment of the Note.

6. REMEDIES ON DEFAULT.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the holder. Unless waived by the written consent of the holder, such holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the holder of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

7. NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopy or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telescoped as follows or to such other address or telecopy number of which notice has been given pursuant hereto:

If to the Company:

1816191 Ontario Limited

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

Fax 416 222 1932

If to the Payee:

Greenestone Healthcare Corporation

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

Fax 416 222 1932

8. GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario.

9. GUARANTEE AND GUARANTOR.

The Guarantor of this Note shall be Jaintheelal Parekh in his personal capacity and shall guarantee all of the obligations of the Purchaser. The Guarantor shall take the position of the Purchaser in any event of Default described herein or at anytime the Note becomes due and payable and has not been paid by the Company.

10. SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the holder hereof and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the holder hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

1816191 Ontario Ltd.

By: Jaintheelal Parkeh

________________________________

President

Greenestone Healthcare Corporation

By: Shawn E. Leon

________________________________

President

Jaintheelal Parekh	Witness